Exhibit 99.1

VMware Reports Second Quarter 2014 Results

- Year-over-Year Revenue Growth of 17% to $1.46 Billion

- Year-over-Year Revenue Growth of 18% excluding Pivotal and divestitures in 20131

- Growing customer adoption of Software-Defined Data Center portfolio and growth product lines drive Q2 results

PALO ALTO, Calif., July 22, 2014 — VMware, Inc. (NYSE: VMW), the global leader in virtualization and cloud infrastructure, today announced financial results for the second quarter of 2014:

•	Revenues for the second quarter were $1.46 billion, an increase of 17% from the second quarter of 2013. Excluding revenues attributable to Pivotal and all divestitures that occurred in 2013, revenues for the second quarter increased 18% from the second quarter of 2013.[1]

•	Operating income for the second quarter was $200 million, a decrease of 26% from the second quarter of 2013, reflecting the impact of the AirWatch acquisition. Non-GAAP operating income for the second quarter was $428 million, an increase of 3% from the second quarter of 2013, also reflecting the impact of the AirWatch acquisition.

•	Net income for the second quarter was $167 million, or $0.38 per diluted share, down 32% per diluted share compared to $245 million, or $0.57 per diluted share, for the second quarter of 2013. Non-GAAP net income for the quarter was $351 million, or $0.81 per diluted share, up 2% per diluted share compared to $343 million, or $0.79 per diluted share, for the second quarter of 2013. Both GAAP and Non-GAAP results on a year-over-year basis primarily reflect the acquisition of AirWatch, completed in the first quarter of 2014.

•	Cash, cash equivalents and short-term investments were $6.64 billion, and unearned revenues were $4.39 billion as of June 30, 2014.

“We continue to see strong performance across our business, further evidence that VMware is uniquely positioned as IT transitions from client server computing to the mobile cloud era,” said Pat Gelsinger, chief executive officer, VMware. “Across the board, customers are turning to VMware solutions to help chart an efficient path to the future without sacrificing the vital needs for security, availability and compliance required by all businesses.”

“Our comparable second-quarter revenue grew 18%, reflecting strong customer adoption of our products and services,” said Jonathan Chadwick, chief financial officer, VMware. “We are extremely pleased by the performance of our growth businesses, which made significant progress in accelerating our growth and delivering against our long-term strategy.”

Recent Highlights & Strategic Announcements

•	Last week, VMware announced the expansion of its hybrid cloud service into Asia-Pacific with two new partnerships in Japan and China. In Japan, VMware announced a joint venture with SoftBank which launches our first vCloud Hybrid Service in Asia. This service is available now as a private beta and will become generally available in Q4 of this year. In China, the company announced plans with China Telecom for China Telecom to build a world-class hybrid cloud service in Beijing leveraging VMware’s technology. By the end of the year, VMware operated clouds are expected to be available in over 75% of the world’s cloud market. With approximately 4000 service provider partners, a VMware solution will be available in essentially every market on the planet.

•	In April, VMware announced VMware vCloud® Hybrid Service™ – Disaster Recovery, a new cloud-based disaster recovery (DR) service that provides a continuously available recovery site for VMware virtualized data centers. This service is simple to set up, can be self-managed and is a fraction of the cost and complexity of traditional DR solutions.

•	VMware and SAP AG announced availability of the SAP HANA® platform on VMware vSphere® 5.5. By combining the power of SAP HANA with VMware vSphere 5.5, a foundational component of VMware vCloud® Suite, customers can innovate and simplify their data centers by achieving faster time-to-value, higher service levels and lower total cost of ownership (TCO). SAP HANA support of VMware vSphere 5.5’s virtualized environment will help further simplify and streamline data center operation for customers implementing a data center virtualization strategy.

•	VMware announced VMware Horizon™ 6, an integrated solution that delivers published applications and desktops on a single platform. Horizon 6 is the industry’s most comprehensive desktop solution, with centralized management of any type of enterprise application and desktop, including physical desktops and laptops, virtual desktops and applications and employee-owned PCs.

•	In the second quarter, VMware received further industry recognition from Gartner, Inc.

•	For the fifth consecutive year Gartner named VMware a leader in the 2014 x86 Server Virtualization Infrastructure Magic Quadrant (MQ).[2]

•	In June, AirWatch by VMware was positioned as a leader in the Enterprise Mobility Management MQ, and for the second year in a row has been placed highest on the ability to execute axis.[3]

•	In April, VMware appeared in their Data Center Networking MQ for the first time as a Visionary, with Gartner positioning us furthest on the completeness of vision axis in this space.[4]

The company will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET to review financial results and business outlook. A live web broadcast of the event will be available on the VMware investor relations website at http://ir.vmware.com. Slides will accompany the web broadcast. The replay of the webcast and slides will be available on the website for two months. In addition, six quarters of historical data for revenues and unearned revenues, excluding revenues generated each period by the products and services contributed to Pivotal on April 1, 2013 and the products and services associated with the divestitures that occurred in 2013 will also be made available at http://ir.vmware.com in conjunction with the conference call.

# # #

[1]	Comparative growth percentages exclude revenues in each period attributable to the products and services contributed to Pivotal Software, Inc. and the products and services associated with divestitures consummated by VMware in 2013.
[2]	Gartner, Thomas J. Bittman, Mark A. Margevicius, Philip Dawson, Magic Quadrant for x86 Server Virtualization Infrastructure, July 2, 2014
[3]	Gartner, Terrence Cosgrove, et. al., Magic Quadrant for Enterprise Mobility Management Suites, June 3, 2014
[4]	Gartner, Mark Fabbi, Tim Zimmerman, Andrew Lerner, Magic Quadrant for Data Center Networking, April 24, 2014

About VMware

VMware is the leader in virtualization and cloud infrastructure solutions that enable businesses to thrive in the Cloud Era. Customers rely on VMware to help them transform the way they build, deliver and consume Information Technology resources in a manner that is evolutionary and based on their specific needs. With 2013 revenues of $5.21 billion, VMware has more than 500,000 customers and 75,000 partners. The company is headquartered in Silicon Valley with offices throughout the world and can be found online at www.vmware.com.

Additional Information

VMware’s website is located at www.vmware.com, and its investor relations website is located at http://ir.vmware.com. VMware’s goal is to maintain the investor relations website as a portal through which investors can easily find or navigate to pertinent information about VMware, all of which is made available free of charge. The additional information includes materials that VMware files with the SEC; announcements of investor conferences and events at which its executives talk about its products, services and competitive strategies; webcasts of its quarterly earnings calls, investor conferences and events (archives of which are also available for a limited time); additional information on its financial metrics, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures; press releases on quarterly earnings, product and service announcements, legal developments and international news; corporate governance information; and other news, blogs and announcements that VMware may post from time to time that investors may find useful or interesting.

VMware, AirWatch, Horizon, VMware Virtual SAN, vCloud, vCloud Hybrid Service and vSphere are registered trademarks or trademarks of VMware in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective organizations.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding future business performance, continued customer adoption, general availability of VMware’s vCloud Hybrid Service in Japan and the China Telecom service, and the expected benefits to customers of newly available VMware products and services, such as Horizon 6, vCloud Hybrid Service – Disaster Recovery and SAP HANA on VMware vSphere. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer, government and information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization software and cloud, end user and mobile computing industries, and new product and marketing initiatives by VMware’s competitors; (iv) factors that affect timing of license revenue recognition such as product announcements and promotions and beta programs; (v) VMware’s customers’ ability to transition to, new products and computing strategies such as cloud computing, desktop virtualization and the software defined data center; (vi) the uncertainty of customer acceptance of emerging technology; (vii) changes in the willingness of customers to enter into longer term licensing and support arrangements; (viii) rapid technological changes in the virtualization software and cloud, end user and mobile computing industries; (ix) changes to product and service development timelines; (x) VMware’s relationship with EMC Corporation and EMC’s ability to control matters requiring stockholder approval, including the election of VMware’s board members; (xi) VMware’s ability to protect its proprietary technology; (xii) VMware’s ability to attract and retain highly qualified employees; (xiii) the successful integration of acquired companies and assets into VMware; and (xiv) fluctuating currency exchange rates. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Gartner Statement

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Contacts:

Paul Ziots

VMware Investor Relations

pziots@vmware.com

650-427-3267

Joan Stone

VMware Global Communications

joanstone@vmware.com

650-427-4436

VMware, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues:
License	$614	$531	$1,175	$1,019
Services	843	712	1,642	1,416

Total revenues	1,457	1,243	2,817	2,435
Operating expenses (1):
Cost of license revenues	46	55	96	112
Cost of services revenues	172	118	323	243
Research and development	317	261	610	532
Sales and marketing	544	442	1,018	859
General and administrative	179	96	330	194
Realignment charges	(1)	1	(1)	63

Operating income	200	270	441	432
Investment income	9	7	18	15
Interest expense with EMC	(7)	(1)	(12)	(2)
Other income	—	18	—	13

Income before income taxes	202	294	447	458
Income tax provision	35	49	81	40

Net income	$167	$245	$366	$418

Net income per weighted-average share, basic for Class A and Class B	$0.39	$0.57	$0.85	$0.98

Net income per weighted-average share, diluted for Class A and Class B	$0.38	$0.57	$0.84	$0.97

Weighted-average shares, basic for Class A and Class B	430,216	428,336	430,050	428,172
Weighted-average shares, diluted for Class A and Class B	434,199	431,987	434,218	432,406

(1) Includes stock-based compensation as follows:

Cost of license revenues	$1	$—	$2	$1
Cost of services revenues	11	7	20	14
Research and development	66	51	126	113
Sales and marketing	43	33	84	69
General and administrative	18	12	35	26
Realignment charges	—	—	—	6

VMware, Inc.

CONSOLIDATED BALANCE SHEETS

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	June 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$2,054	$2,305
Short-term investments	4,583	3,870
Accounts receivable, net of allowance for doubtful accounts of $2	1,119	1,220
Due from related parties, net	40	—
Deferred tax asset	215	190
Other current assets	150	96

Total current assets	8,161	7,681
Property and equipment, net	936	845
Other assets, net	230	107
Deferred tax asset	135	60
Intangible assets, net	799	607
Goodwill	3,898	3,027

Total assets	$14,159	$12,327

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$102	$109
Accrued expenses and other	826	608
Due to related parties, net	—	18
Unearned revenues	2,713	2,558

Total current liabilities	3,641	3,293
Note payable to EMC	1,500	450
Unearned revenues	1,676	1,534
Other liabilities	253	234

Total liabilities	7,070	5,511
Commitments and contingencies
Stockholders’ equity:
Class A common stock, par value $.01; authorized 2,500,000 shares; issued and outstanding 129,983 and 130,349 shares	1	1
Class B convertible common stock, par value $.01; authorized 1,000,000 shares; issued and outstanding 300,000 shares	3	3
Additional paid-in capital	3,399	3,496
Accumulated other comprehensive income	8	4
Retained earnings	3,678	3,312

Total stockholders’ equity	7,089	6,816

Total liabilities and stockholders’ equity	$14,159	$12,327

VMware, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Operating activities:
Net income	$167	$245	$366	$418
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	81	88	164	179
Stock-based compensation	139	103	267	219
Excess tax benefits from stock-based compensation	(11)	(26)	(26)	(48)
Deferred income taxes, net	(50)	37	(79)	9
Non-cash realignment charges	—	—	—	14
Gain on disposition of certain lines of business and other, net	—	(19)	—	(19)
Other	—	1	2	(1)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(288)	(172)	130	208
Other assets	(13)	(34)	(43)	(75)
Due to/from related parties, net	(66)	(25)	(33)	34
Accounts payable	3	26	(8)	18
Accrued expenses	160	92	56	(23)
Income taxes receivable from EMC	—	16	—	16
Income taxes payable	71	(4)	112	(2)
Unearned revenues	216	206	251	263

Net cash provided by operating activities	409	534	1,159	1,210

Investing activities:
Additions to property and equipment	(76)	(75)	(153)	(153)
Purchases of available-for-sale securities	(1,445)	(918)	(1,976)	(1,655)
Sales of available-for-sale securities	530	333	941	819
Maturities of available-for-sale securities	169	188	322	370
Proceeds from disposition of certain lines of business	—	31	—	31
Purchase of strategic investments	(37)	(2)	(40)	(2)
Business acquisitions, net of cash acquired	—	—	(1,068)	(184)
Increase in restricted cash	—	(1)	(76)	(2)
Other investing	(3)	—	(10)	1

Net cash used in investing activities	(862)	(444)	(2,060)	(775)

Financing activities:
Proceeds from issuance of common stock	11	47	99	115
Proceeds from issuance of note payable to EMC	—	—	1,500	—
Repayment of note payable to EMC	—	—	(450)	—
Reduction in capital from EMC	—	—	(24)	—
Repurchase of common stock	(238)	(120)	(407)	(302)
Excess tax benefits from stock-based compensation	11	26	26	48
Shares repurchased for tax withholdings on vesting of restricted stock	(65)	(43)	(94)	(65)

Net cash provided by (used in) financing activities	(281)	(90)	650	(204)

Net increase (decrease) in cash and cash equivalents	(734)	—	(251)	231
Cash and cash equivalents at beginning of the period	2,788	1,840	2,305	1,609

Cash and cash equivalents at end of the period	$2,054	$1,840	$2,054	$1,840

VMware, Inc.

SUPPLEMENTAL REVENUES SCHEDULE

(INCLUDES RECONCILIATION OF GAAP TO NON-GAAP DATA)

(in millions)

(unaudited)

	For the Three Months Ended		For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2014	2014	2013	2013	2013	2013
Revenues as reported (1):
License	$614	$561	$687	$564	$531	$488
Software maintenance	737	701	699	644	614	605
Professional services	106	98	97	81	98	98

Total revenues	$1,457	$1,360	$1,483	$1,289	$1,243	$1,191

Change (%) over prior year
License	15.8%	14.8%	15.1%	14.8%	2.6%	1.3%
Software maintenance	20.0%	15.8%	18.3%	16.9%	18.3%	23.0%
Professional services	7.5%	0.4%	-8.4%	-11.4%	13.4%	20.8%

Total revenues	17.2%	14.2%	14.7%	13.7%	10.7%	12.9%

Revenues as reported, excluding Pivotal (2)
License	$614	$561	$687	$564	$531	$485
Software maintenance	737	701	699	644	614	601
Professional services	106	98	97	81	98	84

Total revenues	$1,457	$1,360	$1,483	$1,289	$1,243	$1,170

Change (%) over prior year
License	15.8%	15.7%	16.6%	16.0%	4.4%	1.5%
Software maintenance	20.0%	16.6%	19.2%	17.8%	19.3%	23.0%
Professional services	7.5%	17.4%	24.5%	14.0%	45.1%	19.8%

Total revenues	17.2%	16.3%	18.3%	16.8%	14.0%	12.8%

Revenues as reported, excluding Pivotal and all dispositions (3)
License	$614	$561	$687	$562	$526	$476
Software maintenance	737	701	699	642	611	590
Professional services	106	98	97	81	98	83

Total revenues	$1,457	$1,360	$1,483	$1,285	$1,235	$1,149

Change (%) over prior year
License	16.7%	17.8%	18.2%	17.3%	5.3%	1.1%
Software maintenance	20.7%	18.9%	21.8%	20.0%	21.3%	23.4%
Professional services	8.0%	18.2%	24.8%	15.4%	45.6%	19.9%

Total revenues	18.0%	18.4%	20.3%	18.5%	15.4%	12.9%

Reconciliation of “revenues as reported” to “revenues as reported, excluding Pivotal and all dispositions”:

Revenues as reported, excluding Pivotal and all dispositions (3)	$1,457	$1,360	$1,483	$1,285	$1,235	$1,149
Pivotal	—	—	—	—	—	22
All dispositions	—	—	—	4	8	20

Revenues as reported (1)	$1,457	$1,360	$1,483	$1,289	$1,243	$1,191

(1)	Represents revenues reported each quarter.
(2)	Represents revenues reported each quarter less the revenues attributable to products and services contributed by VMware to Pivotal Software, Inc. (“Pivotal”) on April 1, 2013. All quarters have been adjusted to exclude the related revenues.
(3)	Represents revenues reported each quarter less a) the revenues attributable to products and services contributed by VMware to Pivotal on April 1, 2013 and b) the revenues attributable to all lines of businesses which were disposed of in 2013, including Zimbra which was disposed of in July 2013. All quarters have been adjusted to exclude the related revenues.

VMware, Inc.

SUPPLEMENTAL UNEARNED REVENUES SCHEDULE

(INCLUDES RECONCILIATION OF GAAP TO NON-GAAP DATA)

(in millions)

(unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2014	2014	2013	2013	2013	2013
Unearned revenues as reported (1)
License	$476	$459	$465	$415	$427	$446
Software maintenance	3,541	3,378	3,304	2,937	2,903	2,797
Professional services	372	335	323	284	266	247

Total unearned revenues	$4,389	$4,172	$4,092	$3,636	$3,596	$3,490

Change (%) over prior year
License	11.5%	2.8%	0.5%	13.3%	13.7%	19.6%
Software maintenance	22.0%	20.8%	19.9%	21.6%	23.2%	24.5%
Professional services	39.7%	35.6%	33.1%	34.3%	26.8%	30.6%

Total unearned revenues	22.0%	19.6%	18.3%	21.5%	22.2%	24.3%

Unearned revenues as reported, excluding Pivotal and all dispositions (2)
License	$476	$459	$465	$414	$427	$407
Software maintenance	3,541	3,378	3,304	2,933	2,903	2,736
Professional services	372	335	323	285	266	246

Total unearned revenues	$4,389	$4,172	$4,092	$3,632	$3,596	$3,389

Change (%) over prior year
License	11.5%	12.8%	12.3%	26.4%	27.1%	15.7%
Software maintenance	22.0%	23.5%	23.7%	25.0%	26.8%	25.0%
Professional services	39.7%	36.5%	34.4%	35.7%	28.7%	31.7%

Total unearned revenues	22.0%	23.1%	23.0%	26.0%	27.0%	24.3%

Reconciliation of “unearned revenues as reported” to “unearned revenues as reported, excluding Pivotal and all dispositions”
Unearned revenues as reported, excluding Pivotal and all dispositions (2)	$4,389	$4,172	$4,092	$3,632	$3,596	$3,389
Pivotal and all dispositions	—	—	—	4	—	101

Unearned revenues as reported (1)	$4,389	$4,172	$4,092	$3,636	$3,596	$3,490

(1)	Represents unearned revenues reported each quarter.
(2)	Represents unearned revenues reported each quarter less a) the unearned revenues attributable to products and services contributed by VMware to Pivotal on April 1, 2013 and b) the unearned revenues attributable to all lines of businesses which were disposed of in 2013, including Zimbra which was disposed of in July 2013. All quarters have been adjusted to exclude the related unearned revenues.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended June 30, 2014

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	Certain Litigation and Other Contingencies	Tax Adjustment (1)	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$46	(1)	—	(27)	—	—	—	—	$18
Cost of services revenues	$172	(11)	—	—	—	—	—	—	$161
Research and development	$317	(66)	(1)	(2)	—	—	—	—	$248
Sales and marketing	$544	(43)	(1)	(5)	—	—	—	—	$495
General and administrative	$179	(18)	—	(1)	—	(42)	(11)	—	$107
Realignment charges	$(1)	—	—	—	1	—	—	—	$—
Operating income	$200	139	2	35	(1)	42	11	—	$428
Operating margin (2)	13.7%	9.6%	0.2%	2.4%	-0.1%	2.9%	0.7%	—	29.4%
Other income	$—	—	—	—	—	1	—	—	$1
Income before income taxes	$202	139	2	35	(1)	43	11	—	$431
Income tax provision	$35							45	$80
Tax rate (2)	17.5%								18.5%
Net income	$167	139	2	35	(1)	43	11	(45)	$351
Net income per weighted-average share, basic for Class A and Class B (2) (3)	$0.39	$0.32	$0.01	$0.08	$—	$0.10	$0.02	$(0.10)	$0.82
Net income per weighted-average share, diluted for Class A and Class B (2) (4)	$0.38	$0.32	$0.01	$0.08	$—	$0.10	$0.02	$(0.10)	$0.81

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 430,216 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 434,199 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended June 30, 2013

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	Capitalized Software Development Costs (1)	Gain on Disposition of Certain Lines of Business & Other, Net	Tax Adjustment (2)	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$55	—	(1)	(22)	—	—	(13)	—	—	$19
Cost of services revenues	$118	(7)	—	(1)	—	—	—	—	—	$110
Research and development	$261	(51)	(2)	(1)	—	—	—	—	—	$207
Sales and marketing	$442	(33)	(1)	(1)	—	—	—	—	—	$407
General and administrative	$96	(12)	—	—	—	(1)	—	—	—	$83
Realignment charges	$1	—	—	—	(1)	—	—	—	—	—
Operating income	$270	103	4	25	1	1	13	—	—	$417
Operating margin (3)	21.7%	8.3%	0.3%	2.0%	0.1%	—	1.1%	—	—	33.5%
Other income (expense), net	$18	—	—	—	—	—	—	(19)	—	$(1)
Income before income taxes	$294	103	4	25	1	1	13	(19)	—	$422
Income tax provision	$49								30	$79
Tax rate (3)	16.8%									18.5%
Net income	$245	103	4	25	1	1	13	(19)	(30)	$343
Net income per weighted-average share, basic for Class A and Class B (3) (4)	$0.57	$0.24	$0.01	$0.06	$—	$—	$0.03	$(0.04)	$(0.07)	$0.80
Net income per weighted-average share, diluted for Class A and Class B (3) (5)	$0.57	$0.24	$—	$0.06	$—	$—	$0.03	$(0.04)	$(0.07)	$0.79

(1)	For the second quarter of 2013, no costs were capitalized for the development of software products. Amortization expense from previously capitalized amounts was $13 million.
(2)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(3)	Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(4)	Calculated based upon 428,336 basic weighted-average shares for Class A and Class B.
(5)	Calculated based upon 431,987 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Six Months Ended June 30, 2014

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	Certain Litigation and Other Contingencies	Tax Adjustment (1)	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$96	(2)	—	(52)	—	—	—	—	$42
Cost of services revenues	$323	(20)	—	—	—	—	—	—	$303
Research and development	$610	(126)	(3)	(3)	—	—	—	—	$478
Sales and marketing	$1,018	(84)	(2)	(9)	—	—	—	—	$923
General and administrative	$330	(35)	—	(1)	—	(65)	(11)	—	$218
Realignment charges	$(1)	—	—	—	1	—	—	—	$—
Operating income	$441	267	5	65	(1)	65	11	—	$853
Operating margin (2)	15.7%	9.4%	0.2%	2.3%	0.0%	2.3%	0.4%	—	30.3%
Other income	$—	—	—	—	—	2	—	—	$2
Income before income taxes	$447	267	5	65	(1)	67	11	—	$861
Income tax provision	$81							78	$159
Tax rate (2)	18.1%								18.5%
Net income	$366	267	5	65	(1)	67	11	(78)	$702
Net income per weighted-average share, basic for Class A and Class B (2) (3)	$0.85	$0.62	$0.01	$0.15	$—	$0.16	$0.02	$(0.18)	$1.63
Net income per weighted-average share, diluted for Class A and Class B (2) (4)	$0.84	$0.61	$0.01	$0.15	$—	$0.15	$0.02	$(0.18)	$1.60

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 430,050 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 434,218 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Six Months Ended June 30, 2013

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	Capitalized Software Development Costs (1)	Gain on Disposition of Certain Lines of Business & Other, Net	Tax Adjustment (2)	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$112	(1)	—	(45)	—	—	(26)	—	—	$40
Cost of services revenues	$243	(14)	—	(2)	—	—	—	—	—	$227
Research and development	$532	(113)	(3)	(2)	—	—	—	—	—	$414
Sales and marketing	$859	(69)	(2)	(4)	—	—	—	—	—	$784
General and administrative	$194	(26)	—	—	—	(2)	—	—	—	$166
Realignment charges	$63	(6)	—	—	(57)	—	—	—	—	$—
Operating income	$432	229	5	53	57	2	26	—	—	$804
Operating margin (3)	17.7%	9.2%	0.2%	2.2%	2.6%	—	1.1%	—	—	33.0%
Other income (expense), net	$13							(19)		$(6)
Income before income taxes	$458	229	5	53	57	2	26	(19)	—	$811
Income tax provision	$40								110	$150
Tax rate (3)	8.7%									18.5%
Net income	$418	229	5	53	57	2	26	(19)	(110)	$661
Net income per weighted-average share, basic for Class A and Class B (3) (4)	$0.98	$0.52	$0.02	$0.12	$0.15	$—	$0.06	$(0.04)	$(0.26)	$1.55
Net income per weighted-average share, diluted for Class A and Class B (3) (5)	$0.97	$0.52	$0.01	$0.12	$0.15	$—	$0.06	$(0.04)	$(0.26)	$1.53

(1)	For the first six months of 2013, no costs were capitalized for the development of software products. Amortization expense from previously capitalized amounts was $26 million.
(2)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(3)	Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(4)	Calculated based upon 428,172 basic weighted-average shares for Class A and Class B.
(5)	Calculated based upon 432,406 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

REVENUES BY TYPE

(in millions)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues:
License	$614	$531	$1,175	$1,019
Services:
Software maintenance	737	614	1,438	1,220
Professional services	106	98	204	196

Total services	843	712	1,642	1,416

Total revenues	$1,457	$1,243	$2,817	$2,435

Percentage of revenues:
License	42.0%	42.7%	41.7%	41.8%
Services:
Software maintenance	50.7%	49.4%	51.1%	50.1%
Professional services	7.3%	7.9%	7.2%	8.1%

Total services	58.0%	57.3%	58.3%	58.2%

Total revenues	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

REVENUES BY GEOGRAPHY

(in millions)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues:
United States	$683	$590	$1,332	$1,159
International	774	653	1,485	1,276

Total revenues	$1,457	$1,243	$2,817	$2,435

Percentage of revenues:
United States	46.9%	47.5%	47.3%	47.6%
International	53.1%	52.5%	52.7%	52.4%

Total revenues	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES

TO FREE CASH FLOWS

(A NON-GAAP FINANCIAL MEASURE)

(in millions)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
GAAP cash flows from operating activities	$409	$534	$1,159	$1,210
Capital expenditures	(76)	(75)	(153)	(153)

Free cash flows	$333	$459	$1,006	$1,057

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this press release the following non-GAAP financial measures: non-GAAP operating income, non-GAAP operating margin, non-GAAP other income (expense), net, non-GAAP net income, non-GAAP income per diluted share, and free cash flows. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flows, differ from GAAP in that they exclude stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition and other-related items, certain litigation and other contingencies, the net effect of the amortization and capitalization of software development costs and gain on disposition of certain lines of business and other net, each as discussed below. Free cash flows differ from GAAP cash flows from operating activities in its treatment of capital expenditures.

VMware has also presented in this press release quarterly and annual historical data for revenue and unearned revenue, excluding revenue generated each period by the products and services contributed to Pivotal Software, Inc. on April 1, 2013 and the products and services associated with the divestures consummated by VMware in 2013. VMware management believes that these measures are useful to investors because they allow investors to make meaningful comparisons of VMware revenues and unearned revenues across periods.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude expenses and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•	Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of our employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond VMware’s control. Additionally, in order to establish the amount of expense to recognize for performance-based stock awards, which are also an element of ongoing stock-based compensation, VMware is required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business and to facilitate comparison of its results to those of peer companies.

•	Employer payroll tax on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond our control and do not correlate to the operation of the business.

•	Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•	Realignment charges: Realignment charges include workforce reductions, asset impairments and losses on asset disposals, and costs to exit facilities. VMware management believes it is useful to exclude these items, when significant, as they are not reflective of VMware’s ongoing business and operating results.

•	Acquisition and other-related items. Acquisition and other-related items include direct costs of acquisitions and dispositions, such as transaction and advisory fees. Also included are accruals for the portion of merger consideration payable in installments that VMware has committed to make to designated founders and key executives of AirWatch, subject to employment conditions and indemnification claims, if any. Such installment payments may be paid in cash or VMware stock, at the option of VMware. Additionally, charges recognized for non-recoverable strategic investments or gains recognized on the disposition of strategic investments during 2014 are included as other-related items. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude these items when looking for a consistent basis for comparison across accounting periods.

•	Certain Litigation and Other Contingencies. VMware from time to time may incur charges or benefits that are outside of the ordinary course of our business related to litigation and other contingencies. VMware believes it is useful to exclude such charges or benefits because we do not consider such amounts to be part of the ongoing operation of our business and because of the singular nature of the claims underlying the matter.

•	Capitalized software development costs. Capitalized software development costs encompass capitalization of development costs and the subsequent amortization of the capitalized costs over the useful life of the product. Amortization and capitalization of software development costs can vary significantly depending upon the timing of products reaching technological feasibility and being made generally available. VMware did not capitalize software development costs related to product offerings in either fiscal year 2014 or fiscal year 2013 given its current go-to-market strategy. In future periods, VMware does not expect amortization expense as previously capitalized software development costs have become fully amortized.

•	Gain on disposition of certain lines of business and other, net. In 2013, VMware recognized a gain as a result of exiting certain lines of business under its business realignment plan, which was partially offset by a charge recognized for a non–recoverable strategic investment. These transactions resulted in a net gain of $31 million. To the extent that significant gains or losses are realized on such dispositions and strategic investments, they do not occur on a predictable cycle, and such gains and losses are not reflective of VMware’s ongoing business and operating results.

•	Tax adjustment. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on VMware’s estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating VMware’s non-GAAP income. VMware’s estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that VMware management believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to VMware’s estimated annual tax rates as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from VMware’s actual tax liabilities.

Additionally, VMware management believes that the non-GAAP financial measure free cash flows is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.